news release

FOR IMMEDIATE RELEASE
November 5, 2009

NASDAQ:  SNIC

Sonic Announces Second Quarter 2010 Financial Results
Revenue In-Line with Outlook and Continued Decreases in Operating Expenses

Novato, California (November 5, 2009) – Sonic Solutions® (NASDAQ: SNIC) today announced financial results for its second quarter of fiscal 2010.  On a GAAP basis, for the three months ended September 30, 2009, net revenue was $26.1 million, operating expenses were $17.4 million, and the net loss was $0.2 million, or $(0.01) per share.  For the six months ended September 30, 2009, net revenue was $51.6 million, operating expenses were $36.6 million, and the net loss was $2.0 million, or $(0.08) per share.

“We are at the cusp of a major transformation in the way in which movies are delivered,” said Sonic President and Chief Executive Officer, Dave Habiger. “Sonic plays a significant role in the digital distribution of premium content on consumer electronic devices through Roxio CinemaNow powered technology.”

Summary Financial Results
(in thousands, except per share amounts)

	Three Months Ended September 30,
	2009 (GAAP)	2009 (Non-GAAP)	2008 (GAAP)	2008 (Non-GAAP)

	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net revenue	$26,056	$26,056	$31,076	$31,076

Gross profit	$17,980	$18,069	$21,726	$23,061

Net income (loss)	$(206)	$419	$(3,694)	$(1,238)

Net income (loss) per diluted share	$(0.01)	$0.01	$(0.14)	$(0.05)

	Six Months Ended September 30,
	2009 (GAAP)	2009 (Non-GAAP)	2008 (GAAP)	2008 (Non-GAAP)

	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net revenue	$51,583	$51,583	$61,189	$61,189

Gross profit	$35,622	$35,825	$44,134	$46,655

Net income (loss)	$(2,037)	$339	$(7,333)	$(3,491)

Net income (loss) per diluted share	$(0.08)	$0.01	$(0.28)	$(0.13)

Sonic Solutions • 7250 Redwood Blvd., Suite 300 • Novato, CA  94945 • tel: 415.893.8000 • fax: 415.893.8008 • email: info@sonic.com

Sonic Solutions Reports Financial Results for
Second Quarter Ended September 30, 2009

Non-GAAP Presentation

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles (“GAAP”), we report the following non-GAAP financial measures in presenting results and giving guidance:  non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share.  We also provide guidance regarding our projected earnings before interest, taxes, depreciation and amortization, excluding impairment charges, restructuring expense, stock option review expense and share-based compensation (“Adjusted EBITDA”).  Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, but should be considered in addition to and in conjunction with results presented in accordance with GAAP.  The non-GAAP financial measures are intended to provide additional insight into our operations that, when viewed with our GAAP results and the accompanying reconciliations to the most directly comparable GAAP financial measures, offer a more complete understanding of factors and trends affecting our business.  Our non-GAAP presentations should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.

We believe these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics we use in our financial and operational decision-making and (2) they are used by some of our investors and the analyst community to help them analyze our operating results and budget planning decisions.  We use these non-GAAP measures internally to plan and forecast future periods, to establish operational goals, to compare with our business plan and individual operating budgets and to allocate resources.  As illustrated by the above table, the effect of calculating these financial measures on a non-GAAP basis is to increase our gross profit and decrease our net loss and net loss per fully diluted share for the second fiscal quarter and the six months ended September 30, 2009 and 2008, respectively.  Material limitations associated with the use of the non-GAAP financial measures versus the comparable GAAP measures and guidance are (a) the non-GAAP measures provide a view of our results that does not take into account certain GAAP expenses that would otherwise reduce our profits or increase our losses for the period in question, and (b) because other companies may not present non-GAAP results utilizing similar assumptions, it may be difficult or impossible to meaningfully compare our non-GAAP results with those of such other companies.  We compensate for these limitations by providing full disclosure of the effects of our non-GAAP measures and guidance.  Additionally, we present reconciliations between non-GAAP measures and their most directly comparable GAAP measures for non-GAAP historical information and, to the extent available without unreasonable efforts, for non-GAAP forward-looking information, so that investors can use the information to perform their own analysis.

Additional information regarding our non-GAAP financial measures and adjustments is as follows:

Restructuring Expense Adjustment.  We have excluded the effect of our restructuring expense from our calculation of the following:  non-GAAP operating expense, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share and Adjusted EBITDA.  These expenses are primarily associated with the restructuring actions commenced in June and October 2008, and January and June 2009.  As these expenses are directly related to such restructurings, we believe that providing non-GAAP financial measures that exclude these expenses allows investors and analysts to make meaningful comparisons of our ongoing core business operating results over different periods of time.

Share-Based Compensation Expense Adjustment.  We have excluded the effect of our share-based compensation expense from our calculation of the following:  non-GAAP operating expense, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share and Adjusted EBITDA, as this provides our management with an important tool for financial and operational decision-making and for evaluating our own recurring core business operating results over different periods of time.  Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies may use, as well as the impact of non-operational factors such as our share price and events such as tender offers on the magnitude of this expense.  We believe that providing non-GAAP financial measures that exclude share-based compensation expense allows investors and analysts to make meaningful comparisons between our ongoing core business operating results and those of other companies.  Share-based compensation expense will recur in future periods for GAAP purposes.

Sonic Solutions Reports Financial Results for
Second Quarter Ended September 30, 2009

Acquisition-Related Intangible Amortization.  Under purchase accounting rules, some portion of an acquisition purchase price is generally allocated to intangibles, such as core and developed technology and customer contracts, which are then amortized over various periods of time.  Our GAAP presentations include amortization on certain acquired intangibles from prior consummated transactions.  We have excluded the effect of amortization of acquired intangibles from our calculation of the following:  non-GAAP gross margin, non-GAAP gross profit, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share and Adjusted EBITDA.  Amortization of acquired intangible assets expense is inconsistent in amount and frequency and is significantly affected by the timing and size of our various acquisitions.  Further, the amortization expense on acquired intangibles does not result in ongoing cash expenditures, and, in our view, does not otherwise have a material impact on our ongoing business operations.  Investors should note that the use of acquired intangible assets contributed to revenues earned during the periods presented and will continue to contribute to future period revenues.  This amortization expense will recur in future periods for GAAP purposes.

Stock Option Review Expense Adjustment.  As we originally announced in February 2007, we conducted a voluntary review of our historical stock option grant practices and related accounting.  We have excluded the effect of our stock option review expenses from our calculation of the following:  non-GAAP operating expense, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share and Adjusted EBITDA, as this provides our management with an important tool for financial and operations decision making and for evaluating our own recurring core business operating results over different periods of time.  We believe that providing non-GAAP financial measures that exclude this stock option review expense allows investors and analysts to make meaningful comparisons of our ongoing core business operating results.  We did not incur any option review expense during the three and six months ended September 30, 2009, but it is possible that certain option review expenses could be incurred in future periods as matters associated with the review are completed.

Adjusted EBITDA.  We provide guidance regarding our Adjusted EBITDA.  We believe this performance measure is useful to investors because (a) it corresponds closely to the cash operating income generated from our core operations by excluding significant non-cash operating expenses such as impairment charges, restructuring expenses, stock option review expenses and share-based compensation expenses, as well as certain other expenses, that do not arise out of our core ongoing operating activities, and (b) it provides greater insight into management decision-making, as Adjusted EBITDA is one of our primary internal metrics for evaluating the performance of our business.

Non-GAAP Reconciliations

As noted above and as reflected in the reconciliation tables contained in this release, we have provided reconciliations between the historical non-GAAP measures that we have disclosed and the most directly comparable GAAP measures.  We have not provided a reconciliation of forward-looking non-GAAP financial measures to the directly comparable GAAP measures because, due primarily to variability and difficulty in making accurate forecasts and projections, not all of the information necessary for a quantitative reconciliation is available to us without unreasonable efforts.  Although we cannot provide a full quantitative reconciliation of these forward-looking measures, we have provided certain projections and other information that is available to us at this time (see “Guidance” below in this release).  Certain of this information (for example, our expectations regarding non-GAAP operating expense for the quarter ending December 31, 2009) is non-quantitative in nature, and other information (for example our expectations regarding non-GAAP operating expense and Adjusted EBITDA for the quarter ending December 31, 2009) describes potential quantitative results.  In addition, we do not currently have sufficient information regarding future activities to provide accurate reconciling information to our operating margins for the quarter ending December 31, 2009.  We believe the probable significance of our providing forward-looking non-GAAP financial measures without full reconciliation to the most directly comparable projected GAAP financial measures is that investors and analysts will have certain information that we believe to be useful and meaningful regarding our future projected results and opportunities, but that they will not have a complete picture of all of our projected financial results on a GAAP basis and they may be unable to accurately compare our projected results to projected results of other companies who may have treated such matters differently.  We believe that, given the inherent uncertainty always present for forward-looking projections, our investors will be able to understand and appropriately take into account the limitations in the information we have provided.  Investors are cautioned that, while we cannot predict the occurrence, timing or amount of all non-GAAP items that we exclude from our non-GAAP financial measures, the actual effect of these items, when determined, could potentially be significant to the calculation of our GAAP financial measures for future calendar periods.

Sonic Solutions Reports Financial Results for
Second Quarter Ended September 30, 2009

Guidance

For the third quarter of fiscal 2010 ending December 31, 2009, the Company anticipates net revenue of at least $25.0 million. Based upon the retail launch and marketing of Creator 2010 this fall, the company estimates that gross margins for the third quarter of fiscal 2010 will be slightly lower and operating expenses will be up incrementally on a sequential basis. Accordingly, the Company estimates an Adjusted EBITDA loss of approximately $1.0 million in the third quarter of fiscal 2010 and positive Adjusted EBITDA in the upcoming fourth quarter of fiscal 2010.

Call Details

Members of Sonic’s management team will lead a conference call today at 4:30 p.m. EST (1:30 p.m. PST).  To participate in the conference call, interested parties may dial-in at 877-795-3649 (domestic) or 719-325-4791 (international).

A telephone replay will also be available shortly following the call on Thursday, November 5, 2009 through midnight PST on Tuesday, November 10, 2009.  The replay can be accessed by dialing 888-203-1112 (domestic) or 719-457-0820 (international) and entering the passcode: 3394768.

To listen to a live audio broadcast of the conference call via the Internet, visit the Investor Relations section of the Sonic Solutions website at http://www.sonic.com.  An archived version of the webcast will also be available through this site.

Sonic Solutions Reports Financial Results for
Second Quarter Ended September 30, 2009

Sonic Solutions
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts - unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Net revenue	$26,056	$31,076	$51,583	$61,189
Cost of revenue	8,076	9,350	15,961	17,055
Gross profit	17,980	21,726	35,622	44,134

Operating expenses:
Marketing and sales	7,002	9,645	13,756	19,446
Research and development	6,126	10,575	13,240	22,256
General and administrative	4,264	5,177	9,016	11,897
Restructuring	46	267	566	1,541
	17,438	25,664	36,578	55,140
Operating income (loss)	542	(3,938)	(956)	(11,006)
Other income (expense), net	(501)	(476)	(350)	(609)
Income (loss) before income taxes	41	(4,414)	(1,306)	(11,615)

Provision for (benefit from ) income taxes	247	(720)	731	(4,282)
Net Loss	$(206)	$(3,694)	$(2,037)	$(7,333)

Net loss per share:
Basic	$(0.01)	$(0.14)	$(0.08)	$(0.28)
Shares used in computing net loss per share:
Basic	26,686	26,533	26,649	26,474

Sonic Solutions Reports Financial Results for
Second Quarter Ended September 30, 2009

Sonic Solutions
Condensed Consolidated Balance Sheets
(In thousands, except share amounts)
	September 30,	March 31,
	2009	2009
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$21,745	$19,408
Restricted cash and cash equivalents	-	456
Accounts receivable, net of allowances of $3,138 and $2,072 at September 30, 2009 and March 31, 2009, respectively	12,150	14,874
Inventory	1,690	1,086
Prepaid expenses and other current assets	3,616	4,504
Deferred tax benefits	41	41
Total current assets	39,242	40,369
Fixed assets, net	2,266	2,851
Purchased and internally developed software costs, net	290	448
Goodwill	4,628	4,628
Acquired intangibles, net	16,353	16,556
Deferred tax benefit, net of current portion	30	21
Other assets	1,376	1,864
Total assets	$64,185	$66,737

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$4,872	$5,042
Accrued expenses and other current liabilities	26,154	27,026
Deferred revenue, current portion	6,034	6,875
Obligations under capital leases, current portion	129	130
Total current liabilities	37,189	39,073

Other long term liabilities, net of current portion	777	724
Deferred revenue, net of current portion	137	135
Obligations under capital leases, net of current portion	97	161
Total liabilities	38,200	40,093

Commitments and contingencies
Shareholders' equity:

Common stock, no par value, 100,000,000 shares authorized; 26,743,539 and 26,593,647 shares issued and outstanding at March 31, 2009 and 2008, respectively	164,535	163,121
Accumulated deficit	(137,114)	(135,076)
Accumulated other comprehensive loss	(1,436)	(1,401)
Total shareholders' equity	25,985	26,644
Total liabilities and shareholders' equity	$64,185	$66,737

Sonic Solutions Reports Financial Results for
Second Quarter Ended September 30, 2009

	Sonic Solutions
	Reconciliation of GAAP to Non-GAAP Financial Measures
	(in thousands, except per share data)
	(unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2009	2008	2009	2008

Net revenue	$26,056	$31,076	$51,583	$61,189
GAAP cost of revenue	$8,076	$9,350	$15,961	$17,055
GAAP gross profit	$17,980	$21,726	$35,622	$44,134

GAAP cost of revenue	$8,076	$9,350	$15,961	$17,055
Acquisition-related intangible amortization expense	(89)	(1,335)	(203)	(2,521)
Non-GAAP cost of revenue	$7,987	$8,015	$15,758	$14,534

Non-GAAP gross profit (loss)	$18,069	$23,061	$35,825	$46,655

GAAP total operating expense	$17,438	$25,664	$36,578	$55,140
Share-based compensation expense (1)	(522)	(706)	(1,102)	(1,228)
Stock option review expense (2)	-	(43)	-	(506)
Restructuring expense (3)	(46)	(267)	(566)	(1,541)
Non-GAAP total operating expense	$16,870	$24,648	$34,910	$51,865

Non-GAAP operating income (loss)	$1,199	$(1,587)	$915	$(5,210)

Other income (expense), net	(501)	(476)	(350)	(609)

Non-GAAP income (loss) from operations before income taxes	698	(2,063)	565	(5,819)

Non-GAAP provision for (benefit from) income taxes(4)	279	(825)	226	(2,328)

Non-GAAP income (loss) from operations	$419	$(1,238)	$339	$(3,491)

GAAP net income (loss) per share
Basic	$(0.01)	$(0.14)	$(0.08)	$(0.28)

Non-GAAP net income (loss) per share
Basic	$0.02	$(0.05)	$0.01	$(0.13)
Diluted	$0.01	$(0.05)	$0.01	$(0.13)

Shares used in computing GAAP net income (loss) per share
Basic	26,686	26,533	26,649	26,474

Shares used in computing Non-GAAP net income (loss) per share
Basic	26,686	26,533	26,649	26,474
Diluted	28,080	26,533	27,792	26,474

(1) Share-based compensation expense consists of:
Marketing and sales	$162	$291	$336	$605
Research and development	84	62	167	119
General and administrative	276	353	599	504
	$522	$706	$1,102	$1,228

(2) Stock option review expense is included in General and Administrative expense on a GAAP basis.
(3) Restructuring expense is included as a separate line item in operating expense on a GAAP basis.
(4) Tax adjusted by applying an effective tax rate of 40%.

Sonic Solutions Reports Financial Results for
Second Quarter Ended September 30, 2009

Sonic Solutions
Reconciliation of Project Adjusted EBITDA to Projected GAAP Operating Income
(In thousands - Unaudited)

	Three Months Ended		Six Months Ended
	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008

Adjusted EBITDA	$1,684	$(984)	$1,946	$(4,010)
Depreciation	(485)	(603)	(1,031)	(1,200)
Non-GAAP Operating Income	1,199	(1,587)	915	(5,210)
Purchase technology amortization	(89)	(1,335)	(203)	(2,521)
Restructuring	(46)	(267)	(566)	(1,541)
Stock option review expenses	-	(43)	-	(506)
Share-based compensation	(522)	(706)	(1,102)	(1,228)
GAAP Operating Income	$542	$(3,938)	$(956)	$(11,006)
Provision for (benefit from) income taxes	247	(720)	731	(4,282)
Other income (expense)	(501)	(476)	(350)	(609)
GAAP Net Income (loss)	$(206)	$(3,694)	$(2,037)	$(7,333)

Sonic Solutions Reports Financial Results for
Second Quarter Ended September 30, 2009

About Sonic Solutions

Sonic Solutions® (NASDAQ: SNIC) is a leading developer of products and services that enable the creation, management, and enjoyment of digital media content across a wide variety of technology platforms.  Our products and services offer innovative technologies to consumers, original equipment manufacturers (“OEMs”), enterprises, high-end professional DVD authoring experts and developers.  We distribute our products and services through retailers and distributors, personal computer (“PC”) and consumer electronics (“CE”) OEMs, Internet websites including www.roxio.com, and other channels.  We also licenses core technology and intellectual property to other software companies and technology manufacturers for integration into their own products and services.  Sonic software is intended for use with Microsoft Windows and Apple Mac operating systems, as well as some Linux environments and proprietary platforms.

Forward-Looking Statements

This press release and our earnings conference call for the second quarter ended September 30, 2009 contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are made as of the date of this press release based upon our current expectations.  All statements, other than statements of historical fact, regarding our strategy, future operations, financial position, estimated revenue, projected costs, projected savings, prospects, plans, opportunities, and objectives constitute “forward-looking statements.” The words “may,” “will,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “potential” or “continue” and similar types of expressions identify such statements, although not all forward-looking statements contain these identifying words.  Such forward-looking statements include expectations regarding revenue, income, expenses, and other guidance for the fiscal quarter ending December 31, 2009.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause such differences include, but are not limited to:

•
the continuing negative impact of current macroeconomic conditions on consumers and associated impact on their ability and inclination to spend on leisure and entertainment related activities and related software and electronics;

•
the timely introduction and acceptance of new products and services, including but not limited to the rate of acceptance of our CinemaNow and Qflix initiative, online services and high-definition products by content owners, original equipment manufacturers and consumers;

•	competing products and services that may, now or in the future, be available to consumers;
•	pricing pressures associated with products or services offered by current or future competitors;
•	our ability to maintain sufficient liquidity and continue to fund our capital needs;
•	the costs associated with new product and service introductions and the possible adverse effects on gross margins;
•	fluctuations in demand for our products and services;
•	unforeseen increases in operating expenses;
•	reliance on and the possible loss of significant customers, major distributors or key suppliers;
•	risks associated with international operations;
•	the loss of key management personnel;
•	risks related to acquisition and the integration of acquired business assets, personnel and systems.
•	costs associated with litigation, patent prosecution, intellectual property claims, litigation related to stock option grant practices or any restatement of financials;
•	changes in effective tax rates;
•	tax issues or liability that relate to adjustments to the measurement dates associated with stock options issued by us;
•	unforeseen issues resulting from the restatement of our fiscal year 2005 financial statements and related matters; and
•	the impact of litigation related to our stock options grant practices or any restatement of its financial statements.

Sonic Solutions Reports Financial Results for
Second Quarter Ended September 30, 2009

This press release should be read in conjunction with our most recent annual report on Form 10-K filed on June 1, 2009, our Form 10-Q filed on August 4, 2009, and our other reports currently on file with the Securities and Exchange Commission, which contain more detailed discussion of risks and uncertainties that may affect future results.  Sonic does not undertake to update any forward-looking statements unless otherwise required by law.

For more information, contact:	For more information, contact:

Sonic Solutions Investor Relations	Sonic Solutions Corporate Communications

Nils Erdmann	Chris Taylor
Phone: 415.893.8000 Fax: 415.893.8008	Phone: 415.893.8000 Fax: 415.893.8008